//SEAL//  DEAN HELLER                                            EXHIBIT 3.(i).3
          SECRETARY OF STATE
          204 NORTH CARSON STREET, SUITE 1
          CARSON CITY, NEVADA  89701-4299
          (775) 684-5708
          WEBSITE: SECRETARYOFSTATE.BIZ

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                            CERTIFICATE OF AMENDMENT
                      (PURSUANT TO NRS 78.385 AND 78.390)

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Important: Read attached instructions before completing form

                                              ABOVE SPACE IS FOR OFFICE USE ONLY


             CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
                         FOR NEVADA PROFIT CORPORATIONS

         (PURSUANT TO NRS 78.385 AND 78.390 - AFTER ISSUANCE OF STOCK)

1.  Name of corporation:
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Jasmine Garden
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2. The articles have been amended as follows (provide article numbers, if available):
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Amendment to Articles of Incorporation to Change the Name of the Company

The Board of Directors adopted a resolution, by written consent, to amend the corporation's Certificate of Incorporation to change the Corporations name to "China Digital Communication Group". The amendment to the Corporation's certificate of incorporation changes the corporation's name. The FIRST Article of the Corporation's Certificate of Incorporation will read as follows:

"FIRST": The name of the Corporation shall be "China Digital Communication
Group".

The Board of Directors of the Company knows of no other matters other than those described in this Information Statement, which have recently approved or considered by the holders of the Company's Common Stock.

By Order of Board of Directors
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3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as maybe required by the provisions of the articles of incorporation have voted in favor of the amendment is: Approval
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4. Effective date of filing (optional):   August 3, 2004
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5. Officer Signature (required): /s/ Yi Bo Sun
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* If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees. See attached fee schedule.

                                                                 EXHIBIT 3.(I).3


                               SECRETARY OF STATE

                                    //SEAL//

                                 STATE OF NEVADA

                               CORPORATION CHARTER

I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that CHINA DIGITAL COMMUNICATION GROUP did on MAY 27, 2001 file in this office the original Articles of Incorporation; that said Articles are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.




                        IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office, in Carson City, Nevada, on SEPTEMBER 14, 2004.


                                    /s/


                                          DEAN HELLER
                                          Secretary of State


                        By    /s/

      //SEAL//
                                          Certification Clerk